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                                 [LETTERHEAD]



                                Contact:  Marc Grossman
                                          Sr. Vice President - Corporate Affairs
                                          310-205-4030

                                          Kathy Shepard
                                          VP - Corporate Communications
                                          310-205-7676

                 HILTON SHAREHOLDERS APPROVE SEPARATION OF
                        GAMING, LODGING BUSINESSES

     BEVERLY HILLS, Calif., November 24, 1998 - Hilton Hotels Corporation (NYSE:HLT) today announced that its shareholders -- in a special meeting held today -- voted overwhelmingly to approve the company's separation of its gaming and lodging businesses in what is planned as a tax-free distribution of the gaming business (to be renamed Park Place Entertainment Corporation).

     Upon completion of the distribution, Park Place Entertainment will merge with the Mississippi operations of Grand Casinos, Inc. (NYSE:GND), creating the world's largest casino gaming company.

     Shareholders of Grand Casinos, Inc. also met today, and approved the merger with Park Place Entertainment.

     Completion of the transactions remains on track for year-end 1998, subject to regulatory and other approvals. A record date for shareholders entitled to participate in the merger and distribution has not yet been established. The New Jersey Casino Control Commission voted 4-0 on November 18 to approve the transactions. Hilton is in the process of obtaining a ruling from the Internal Revenue Service that the distribution of the shares of Park Place Entertainment will not be taxable to Hilton or Hilton shareholders.

     "We were confident that our shareholders understood and enthusiastically embraced the strategic and economic benefits of these transactions, and are delighted that they demonstrated their support in such a significant way at today's meeting," said Stephen F. Bollenbach, president and chief executive officer of Hilton Hotels Corporation. "We look forward now to moving ahead in the next few weeks to secure the remaining approvals required to create what we know will be the most powerful lodging and gaming companies in the world today."

                                   -more-

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Shareholder Vote
2-2-2-2

     Park Place Entertainment Corporation, is expected to trade on the NYSE under the proposed symbol "PPE," will be the world's largest gaming company, as measured by casino square footage and revenues and will be the only casino gaming company with a leading presence in Nevada, New Jersey and Mississippi -- the three largest gaming markets in the U.S.

     Following completion of the transaction Hilton Hotels Corporation will maintain its position as one of the world's foremost lodging companies. The company owns, manages or franchises approximately 260 hotels in the United States, including ownership of some of the world's most renowned properties, such as the Waldorf=Astoria, Hilton San Francisco and Towers, Hilton Hawaiian Village and Chicago's Palmer House Hilton. Hilton will continue to pursue a growth strategy centered on acquiring full-service hotels in markets seeing little new supply. So far this year, Hilton has purchased approximately $860 million of hotel properties at attractive prices. The company also will continue aggressively building its franchise program in the U.S., Canada and Mexico, which will include the company's successful Hilton Garden Inn program, which is expected to have 200 hotels open or under contract by 2000.

     Hilton Hotels Corporation is recognized internationally as a preeminent gaming and hospitality company. The Company develops owns, manages or franchises hotel-casinos, resorts and vacation ownership and properties.

                                      ###

NOTE: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF FEDERAL SECURITIES LAW, INCLUDING STATEMENTS CONCERNING
BUSINESS STRATEGIES AND THEIR INTENDED RESULTS, AND SIMILAR STATEMENTS CONCERNING ANTICIPATED FUTURE EVENTS AND EXPECTATIONS THAT ARE NOT HISTORICAL FACTS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE SUBJECT
TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE EFFECTS OF ECONOMIC CONDITIONS; SUPPLY AND DEMAND CHANGES FOR HOTEL ROOMS; COMPETITIVE CONDITIONS IN THE LODGING AND GAMING INDUSTRIES, RELATIONSHIPS WITH CLIENTS AND PROPERTY OWNERS; THE IMPACT OF GOVERNMENT REGULATIONS; AND THE AVAILABILITY OF CAPITAL TO FINANCE GROWTH, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS HEREIN.